Exhibit 10.5

SHAREHOLDER PLEDGE AGREEMENT

SHAREHOLDER PLEDGE AGREEMENT (this “Agreement”), dated as of September 19, 2022, made Fan Zhou (the “Pledgor”), Visionary Education Technology Holdings Group Inc., a company organized under the laws of Canada with offices located at 200 Town Centre Blvd., Suite 408A, Markham, Ontario, Canada L3R 8G5 (the “Company”) and the secured parties listed on the signature pages hereof (collectively, the “Secured Parties” and each, individually, a “Secured Party”).

W I T N E S S E T H:

WHEREAS, the Company and each of the Secured Parties are parties to party to the Amended and Restated Securities Purchase Agreement, dated as of September 19, 2022 (as amended, restated or otherwise modified from time to time, the “Securities Purchase Agreement”), pursuant to which the Company has agreed to sell, and the Secured Parties has agreed to purchase, the Notes (as defined in the Securities Purchase Agreement) and the Warrants (as defined Securities Purchase Agreement); and

WHEREAS, in order to induce the Secured Parties to purchase, severally and not jointly, the Notes and Warrants as provided for in the Securities Purchase Agreement, the Pledgor has agreed to agreed to grant each Secured Party a separate, continuing security interest in and to the Pledged Collateral (as defined below) in order to secure the prompt and complete payment, observance and performance of the Secured Obligations (as defined below).

NOW, THEREFORE, for and in consideration of the recitals made above and other good and valuable consideration, the receipt, sufficiency and adequacy of which are hereby acknowledged, the parties hereto agree as follows:

SECTION 1.    Definitions and Rules of Interpretation.

(a)            Definitions. Reference is made to the Securities Purchase Agreement and the Notes for a statement of terms thereof. All terms used in this Agreement which are defined in the Securities Purchase Agreement or the Notes or in Article 8 or Article 9 of the Uniform Commercial Code as in effect from time to time in the State of New York (the “Code”) and which are not otherwise defined herein shall have the same meanings herein as set forth therein; provided, that terms used herein which are defined in the Code as in effect in the State of New York on the date hereof shall continue to have the same meaning notwithstanding any replacement or amendment of such statute except as the Secured Parties holding a majority of the Secured Obligations then outstanding (the “Required Holders”) may otherwise determine. In the event that any such term is defined in both the Securities Purchase Agreement, the Notes and the Code, the definition of such term in the Securities Purchase Agreement or the Notes shall control.

(b)            Rules of Interpretation. Except as otherwise expressly provided in this Agreement, the following rules of interpretation apply to this Agreement: (i) the singular includes the plural and the plural includes the singular; (ii) “or” and “any” are not exclusive and “include” and “including” are not limiting; (iii) a reference to any agreement or other contract includes permitted supplements and amendments; (iv) a reference to a law includes any amendment or modification to such law and any rules or regulations issued thereunder; (v) a reference to a person includes its permitted successors and assigns; and (vi) a reference in this Agreement to an Article, Section, Annex, Exhibit or Schedule is to the Article, Section, Annex, Exhibit or Schedule of this Agreement.

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SECTION 2.      Pledge and Grant of Security Interest. As collateral security for all of the Secured Obligations (as defined in Section 3 hereof), the Pledgor hereby pledges and assigns and grants to each Secured Party a separate, continuing security interest in, and Lien on, all of his right, title and interest in and to the following (collectively, the “Pledged Collateral”):

(a)             The Pledgor’s Common Shares of the Company as set forth in Schedule I (as such Schedule is amended from time to time in accordance with the terms hereof), and all future, issued and outstanding share capital, or other equity or investment securities of, or partnership, membership, or joint venture interests in, the Company that are required to be pledged from time to time in accordance with the terms hereof including without limitation, any Additional Pledged Shares required to be pledged in accordance with Section 4(a) of this Agreement, whether now owned or hereafter acquired by the Pledgor and whether or not evidenced or represented by any share certificate, certificated security or other instrument, together with the certificates representing such equity interests, all options and other rights, contractual or otherwise, in respect thereof and all dividends, distributions, cash, instruments, investment property and any other property (including, but not limited to, any share dividend and any distribution in connection with a share split) from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of the foregoing and all cash and noncash proceeds thereof (collectively, the “Pledged Shares”);

(b)             all present and future increases, profits, combinations, reclassifications, and substitutes and replacements for all or part of the foregoing collateral heretofore described;

(c)             all investment property, financial assets, securities, share capital, other equity interests, share options and commodity contracts of the Pledgor, all notes, debentures, bonds, promissory notes or other evidences of indebtedness payable or owing to the Pledgor, and all other assets now or hereafter received or receivable with respect to the foregoing;

(d)             all securities entitlements of the Pledgor in any and all of the foregoing; and

(e)             all proceeds (including proceeds of proceeds) of any and all of the foregoing;

in each case, whether now owned or hereafter acquired by the Pledgor and howsoever his interest therein may arise or appear (whether by ownership, security interest, Lien, claim or otherwise).

SECTION 3.     Security for Secured Obligations. The security interest created hereby in the Pledged Collateral constitutes continuing collateral security for the prompt payment and due performance and observance of all of the following Secured Obligations (the “Secured Obligations”):

(a)             all liabilities, obligations, or undertakings owing by the Company to the Secured Parties of any kind or description arising out of or outstanding under, advanced or issued pursuant to, or evidenced by the Securities Purchase Agreement, the Notes, the Warrants or any of the other Transaction Documents, and

(b)             all liabilities, obligations, or undertakings owing by Pledgor to the Secured Parties under this Agreement, in each case with respect to the foregoing liabilities, obligations or undertakings, irrespective of whether for the payment of money, whether direct or indirect, absolute or contingent, liquidated or unliquidated, determined or undetermined, due or to become due, voluntary or involuntary, whether now existing or hereafter arising, and including all interest, costs, indemnities, fees (including attorneys fees), and expenses (including interest, costs, indemnities, fees, and expenses that, but for the provisions of the Bankruptcy Code, would have accrued irrespective of whether a claim therefor is allowed) and any and all other amounts which Company or Pledgor is required to pay pursuant to any of the foregoing, by law, or otherwise.

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SECTION 4.      Delivery of the Pledged Collateral.

(a)             The fair market value of the Pledged Shares held by any Secured Party as of any time of determination shall equal the product of (i) the aggregate number of Common Shares pledged to such Secured Party hereunder and (ii) the quotient of (x) the sum of the two (2) lowest VWAP (as defined in the Notes) of the Common Shares during the five (5) Trading Day period immediately prior to such time of determination, divided by (y) two (2) (subject to adjustment for any share splits, share dividends, share combinations, recapitalizations and similar events during such measuring period) (the “Pledged Share Value”) and shall at all times equal or exceed the aggregate principal amount outstanding under the Note (whether or not then due and payable) of such Secured Party. The Pledgor shall, within five business days following the receipt of notice from such Secured Party that the Pledged Share Value is less than the aggregate principal amount outstanding under the Note of such Secured Party, deliver additional shares (“Additional Pledged Shares”) to such Secured Party in accordance with the terms of this Section 4 such that the Pledged Share Value (taking into account the fair market value of such Additional Pledged Shares) shall be no less than the aggregate principal amount outstanding under the Note.

(b)             In accordance with the terms and conditions set forth in the Securities Purchase Agreement, the Pledgor shall deliver to each of the Secured Parties as of date hereof a certificate with respect to the Pledged Shares to be initially held by such Security Party in such amounts as set forth on Schedule I attached hereto. As of any given date, with respect to all other promissory notes, certificates and instruments constituting Pledged Collateral from time to time or required to be pledged to the Secured Parties pursuant to the terms of this Agreement or the Securities Purchase Agreement, including without limitation, any Additional Pledged Shares required to be pledged in accordance with Section 4(a) above (collectively the “Additional Collateral”) such amount equal to a fraction (i) the numerator of which is the principal amount of such Secured Party’s Note on such given date and (ii) the denominator of which is the aggregate principal amount of all Notes outstanding as of such given date (the “Secured Party Pro Rata Amount”) of such Additional Collateral shall be delivered to each Secured Party promptly upon receipt thereof by or on behalf of the Pledgor. All such promissory notes, certificates and instruments shall be held by each Secured Party pursuant hereto and shall be delivered in suitable form for transfer by delivery or shall be accompanied by duly executed instruments of transfer or assignment or undated share powers executed in blank, all in form and substance reasonably satisfactory to the Secured Parties. If any Pledged Collateral consists of uncertificated securities, unless the immediately following sentence is applicable thereto, the Pledgor shall cause the applicable Secured Party (or its designated custodian, nominee or other designee) to become the registered holder thereof, or cause each issuer of such securities to agree that it will comply with instructions originated by the applicable Secured Party (or its designated custodian, nominee or other designee), with respect to such securities without further consent by the Pledgor. If any Pledged Collateral consists of securities entitlements, the Pledgor shall transfer the applicable Secured Party Pro Rata Amount of such securities entitlements to each Secured Party (or its designated custodian, nominee or other designee) or cause the applicable securities intermediary to agree that it will comply with entitlement orders by such Secured Party (or its designated custodian, nominee or other designee) without further consent by the Pledgor.

(c)             Promptly upon the receipt by the Pledgor of any Additional Collateral and contemporaneously with any delivery of Additional Pledged Shares in accordance with Section 4(a), a Pledge Amendment, duly executed by the Pledgor, in substantially the form of Annex I hereto (a “Pledge Amendment”), shall be delivered to each Secured Party, in respect of the Additional Collateral which is or are to be pledged pursuant to this Agreement and the Securities Purchase Agreement, which Pledge Amendment shall from and after delivery thereof constitute part of Schedule I hereto. The Pledgor hereby authorizes each Secured Party to attach each Pledge Amendment to this Agreement and agrees that all promissory notes, certificates or instruments listed on any Pledge Amendment shall for all purposes hereunder constitute Pledged Collateral and the Pledgor shall be deemed upon delivery thereof to have made the representations and warranties set forth in Section 6 with respect to such Additional Collateral.

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(d)             If the Pledgor shall receive, by virtue of the Pledgor’s being or having been an owner of any Pledged Collateral, any (i) share certificate (including, without limitation, any certificate representing a share dividend or distribution in connection with any increase or reduction of capital, reclassification, merger, consolidation, sale of assets, combination of shares, share split, spin-off or split-off), promissory note or other instrument, (ii) option or right, whether as an addition to, substitution for, or in exchange for, any Pledged Collateral, or otherwise, (iii) dividends payable in cash (except such dividends permitted to be retained by the Pledgor pursuant to Section 8 hereof) or in securities or other property or (iv) dividends, distributions, cash, instruments, investment property and other property in connection with a partial or total liquidation or dissolution or in connection with a reduction of capital, capital surplus or paid-in surplus (collectively, the “Distribution Collateral”), the Pledgor shall hold such Distribution Collateral in trust for the benefit of the Secured Parties, shall segregate it from the Pledgor’s other property and shall deliver the applicable Secured Party Pro Rata Amount of such Distribution Collateral forthwith to each Secured Party in the exact form received, with any necessary endorsement and/or appropriate share powers duly executed in blank, to be held by the each Secured Party as Pledged Collateral and as further collateral security for the Secured Obligations.

SECTION 5.     Taxes.

(a)            All payments made by the Pledgor hereunder or under any other Transaction Document shall be made in accordance with the terms of the respective Transaction Document and shall be made without set-off, counterclaim, deduction or other defense. All such payments shall be made free and clear of and without deduction for any present or future taxes, levies, imposts, deductions, charges or withholdings, and all liabilities with respect thereto, excluding taxes imposed on the net income of any Secured Party by the jurisdiction in which such Secured Party is organized or where it has its principal lending office (all such nonexcluded taxes, levies, imposts, deductions, charges, withholdings and liabilities, collectively or individually, “Taxes”). If the Pledgor shall be required to deduct or to withhold any Taxes from or in respect of any amount payable hereunder or under any other Transaction Document:

(i)        the amount so payable shall be increased to the extent necessary so that after making all required deductions and withholdings (including Taxes on amounts payable to any Secured Party pursuant to this sentence) each Secured Party receives an amount equal to the sum it would have received had no such deduction or withholding been made,

(ii)       the Pledgor shall make such deduction or withholding,

(iii)      the Pledgor shall pay the full amount deducted or withheld to the relevant taxation authority in accordance with applicable law, and

(iv)      as promptly as possible thereafter, the Pledgor shall send the Secured Parties an official receipt (or, if an official receipt is not available, such other documentation as shall be satisfactory to the Secured Parties, as the case may be) showing payment. In addition, the Pledgor agrees to pay any present or future stamp or documentary taxes or any other excise or property taxes, charges or similar levies that arise from any payment made hereunder or from the execution, delivery, registration or enforcement of, or otherwise with respect to, this Agreement or any other Transaction Document (collectively, “Other Taxes”).

(b)             The Pledgor hereby indemnifies and agrees to hold each Secured Party (each an “Indemnified Party”) harmless from and against Taxes or Other Taxes (including, without limitation, any Taxes or Other Taxes imposed by any jurisdiction on amounts payable under this Section 5) paid by any Indemnified Party as a result of any payment made hereunder or from the execution, delivery, registration or enforcement of, or otherwise with respect to, this Agreement or any other Transaction Document, and any liability (including penalties, interest and expenses for nonpayment, late payment or otherwise) arising therefrom or with respect thereto, whether or not such Taxes or Other Taxes were correctly or legally asserted. This indemnification shall be paid within 30 days from the date on which such Secured Party makes written demand therefor, which demand shall identify the nature and amount of such Taxes or Other Taxes.

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(c)             If the Pledgor fails to perform any of its obligations under this Section 5, the Pledgor shall indemnify each Secured Party for any taxes, interest or penalties that may become payable as a result of any such failure. The obligations of the Pledgor under this Section 5 shall survive the termination of this Pledge Agreement and the payment of the Obligations and all other amounts payable hereunder.

SECTION 6.     Representations and Warranties. The Pledgor represents and warrants as follows:

(a) The Pledgor has all requisite [legal capacity], power and authority to execute, deliver and perform its obligations under this Agreement. This Agreement has been duly executed and delivered by the Pledgor and constitutes a legal, valid and binding obligation of the Pledgor, enforceable against the Pledgor in accordance with its terms, except (a) as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium or similar laws now or hereafter in effect relating to, or affecting generally, the enforcement of creditors’ and other obligees’ rights and (b) where the remedy of specific performance or other forms of equitable relief may be subject to certain equitable defenses and principles and to the discretion of the court before which the proceeding may be brought.

(b) The Pledged Shares have been duly authorized and validly issued, are fully paid and nonassessable and the holders thereof are not entitled to any preemptive first refusal or other similar rights. All other shares constituting Pledged Collateral will be, when issued, duly authorized and validly issued, fully paid and nonassessable.

(c) The Pledgor is and will be at all times the legal and beneficial owner of the Pledged Collateral free and clear of any Lien, security interest, option or other charge or encumbrance except for the security interest and Lien created by this Agreement or any Permitted Liens.

(d) The exercise by any Secured Party of any of its rights and remedies hereunder will not contravene any law or any contractual restriction binding on or affecting the Pledgor or any of the properties of the Pledgor and will not result in or require the creation of any Lien, security interest or other charge or encumbrance upon or with respect to any of the properties of the Pledgor other than pursuant to this Agreement and the other Transaction Documents, as defined in the Securities Purchase Agreement, the “Transaction Documents”).

(e) No authorization or approval or other action by, and no notice to or filing with, any governmental authority is required to be obtained or made by the Pledgor for (i) the due execution, delivery and performance by the Pledgor of this Agreement, (ii) the grant by the Pledgor, or the perfection, of the security interest and Lien purported to be created hereby in the Pledged Collateral or (iii) the exercise by any Secured Party of any of its rights and remedies hereunder, except as may be required in connection with any sale of any Pledged Collateral by laws affecting the offering and sale of securities generally.

(f) This Agreement creates a valid security interest and Lien in favor of the Secured Parties in the Pledged Collateral, as security for the Secured Obligations. Each Secured Party having possession of the certificates representing the Pledged Shares and all other certificates, instruments and cash constituting Pledged Collateral from time to time results in the perfection of such security interest and Lien. Such security interest and Lien is, or in the case of Pledged Collateral in which the Pledgor obtains rights after the date hereof, will be, a perfected Lien, subject only to the Permitted Liens. All action necessary or desirable to perfect and protect such security interest and Lien has been duly taken, except for such Secured Party’s having possession of certificates, instruments and cash constituting Pledged Collateral after the date hereof.

SECTION 7. Covenants as to the Pledged Collateral. So long as any Secured Obligations shall remain outstanding, the Pledgor will, unless the Required Holders, shall otherwise consent in writing:

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(a)             keep adequate records concerning the Pledged Collateral and permit the Secured Parties, or any designees or representatives thereof at any time or from time to time during reasonable hours after prior written notice to examine and make copies of and abstracts from such records;

(b)             at the Pledgor’s expense, promptly deliver to each Secured Party a copy of each material notice or other material communication received by the Pledgor in respect of the Pledged Collateral;

(c)             at the Pledgor’s expense, defend each Secured Party’s right, title and security interest in and to the Pledged Collateral against the claims of any Person;

(d)             at the Pledgor’s expense, at any time and from time to time, promptly execute and deliver all further instruments and documents and take all further action that may be necessary or desirable or that any Secured Party may reasonably request in order to (i) perfect and protect, or maintain the perfection of, the security interest and Lien purported to be created hereby, (ii) enable such Secured Party to exercise and enforce its rights and remedies hereunder in respect of the Pledged Collateral or (iii) otherwise effect the purposes of this Agreement, including, without limitation, delivering to such Secured Party irrevocable proxies in respect of the Pledged Collateral;

(e)             not sell, assign (by operation of law or otherwise), exchange or otherwise dispose of any Pledged Collateral or any interest therein except as expressly permitted by the Securities Purchase Agreement or the Notes;

(f)              not create or suffer to exist any Lien, upon or with respect to any Pledged Collateral except for the Lien created hereby or for any Permitted Lien;

(g)             not make or consent to any amendment or other modification or waiver with respect to any Pledged Collateral or enter into any agreement or permit to exist any restriction with respect to any Pledged Collateral;

(h)             except as expressly permitted by the Securities Purchase Agreement, not permit the issuance of (i) any additional shares of any class of share capital, partnership interests, member interests or other equity of the Company, (ii) any securities convertible voluntarily by the holder thereof or automatically upon the occurrence or non-occurrence of any event or condition into, or exchangeable for, any such shares of share capital or (iii) any warrants, options, contracts or other commitments entitling any Person to purchase or otherwise acquire any such shares of share capital;

(i)              not issue any share certificate, certificated security or other instrument to evidence or represent any share capital, any partnership interest or membership interest described in Schedule I hereto; and

(j)              not take or fail to take any action which would in any manner impair the validity or enforceability of each Secured Party’s security interest in and Lien on any Pledged Collateral.

SECTION 8. Voting Rights, Dividends, Etc. in Respect of the Pledged Collateral.

(a)             So long as no Event of Default shall have occurred and be continuing;

(i) the Pledgor may exercise any and all voting and other consensual rights pertaining to any Pledged Collateral for any purpose not inconsistent with the terms of this Agreement, the Securities Purchase Agreement or the Notes;

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(ii) the Pledgor may receive and retain any and all dividends, interest or other distributions paid in respect of the Pledged Collateral to the extent permitted by the Securities Purchase Agreement; provided, however, that any and all (A) dividends and interest paid or payable other than in cash in respect of, and instruments and other property received, receivable or otherwise distributed in respect of or in exchange for, any Pledged Collateral, (B) dividends and other distributions paid or payable in cash in respect of any Pledged Collateral in connection with a partial or total liquidation or dissolution or in connection with a reduction of capital, capital surplus or paid-in surplus, and (C) cash paid, payable or otherwise distributed in redemption of, or in exchange for, any Pledged Collateral, together with any dividend, distribution, interest or other payment which at the time of such dividend, distribution, interest or other payment was not permitted by the Securities Purchase Agreement, shall be, and shall forthwith be delivered to each Secured Party in proportion to their Secured Party Pro Rata Amount to hold as, Pledged Collateral and shall, if received by the Pledgor, be received in trust for the benefit of such Secured Party, shall be segregated from the other property or funds of the Pledgor, and shall be forthwith delivered to such Secured Party in the exact form received with any necessary indorsement and/or appropriate share powers duly executed in blank, to be held by such Secured Party as Pledged Collateral and as further collateral security for the Secured Obligations; and

(iii) each Secured Party will execute and deliver (or cause to be executed and delivered) to the Pledgor all such proxies and other instruments as the Pledgor may reasonably request for the purpose of enabling the Pledgor to exercise the voting and other rights which it is entitled to exercise pursuant to paragraph (i) of this Section 8(a) and to receive the dividends, distributions, interest and other payments which it is authorized to receive and retain pursuant to paragraph (ii) of this Section 8(a), in each case, to the extent that such Secured Party has possession of such Pledged Collateral.

(b)             Upon the occurrence and during the continuance of an Event of Default (as defined in the Notes) (an “Event of Default”), :

(i)              all rights of the Pledgor to exercise the voting and other consensual rights which he would otherwise be entitled to exercise pursuant to paragraph (i) of subsection (a) of this Section 8, and to receive the dividends, distributions, interest and other payments which he would otherwise be authorized to receive and retain pursuant to paragraph (ii) of subsection (a) of this Section 8, shall cease, and all such rights shall thereupon become vested in each Secured Party which shall thereupon have the sole right to exercise such voting and other consensual rights and to receive and hold as Pledged Collateral such dividends, distributions, interest and other payments;

(ii)            without limiting the generality of the foregoing, each Secured Party may at his option exercise any and all rights of conversion, exchange, subscription or any other rights, privileges or options pertaining to any of the Pledged Collateral as if it were the absolute owner thereof, including, without limitation, the right to exchange, in its discretion, any and all of the Pledged Collateral upon the merger, consolidation, reorganization, recapitalization or other adjustment of any issuer of the Pledged Collateral or upon the exercise by any issuer of the Pledged Collateral of any right, privilege or option pertaining to any Pledged Collateral, and, in connection therewith, to deposit and deliver any and all of the Pledged Collateral with any committee, depository, transfer agent, registrar or other designated agent upon such terms and conditions as the Secured Parties may determine; and

(iii)          all dividends, distributions, interest and other payments which are received by the Pledgor contrary to the provisions of paragraph (i) of this Section 8(b) shall be received in trust for the benefit of the Secured Parties, shall be segregated from other funds of the Pledgor, and shall be forthwith paid over to the Secured Parties in proportion to the applicable Secured Party Pro Rata Amount as Pledged Collateral in the exact form received with any necessary indorsement and/or appropriate share powers duly executed in blank, to be held by such Secured Party as Pledged Collateral and as further collateral security for the Secured Obligations.

SECTION 9. Additional Provisions Concerning the Pledged Collateral.

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(a)             The Pledgor hereby (i) authorizes the Secured Parties to file one or more financing or continuation statements, and amendments thereto, relating to the Pledged Collateral, without the signature of the Pledgor where permitted by law, (ii) ratifies such authorization to the extent that the Secured Parties has filed any such financing or continuation statements, or amendments thereto, without the signature of the Pledgor prior to the date hereof and (iii) authorizes each Secured Party to execute any agreements, instruments or other documents in the Pledgor’s name and to file such agreements, instruments or other documents that are related to the security interest and Lien of each Secured Party in the Pledged Collateral or as provided under Article 8 or Article 9 of the Code or any other applicable uniform commercial code or other law in any appropriate filing office. Not withstanding anything to the contrary contained herein, no Secured Party shall have any responsibility for the preparing, recording, filing, re-recording, or re-filing of any financing statement, continuation statement or other instrument in any public office.

(b)             The Pledgor hereby irrevocably appoints each Secured Party as his attorney-in-fact and proxy, with full authority in the place and stead and in his name or otherwise, from time to time in the Secured Parties’ discretion to take any action and to execute any instrument which the Secured Parties may deem necessary or advisable to accomplish the purposes of this Agreement (subject to the rights of the Pledgor under Section 8(a) hereof), including, without limitation, to receive, indorse and collect all instruments made payable to the Pledgor representing any dividend, interest payment or other distribution in respect of any Pledged Collateral and to give full discharge for the same. This power is coupled with an interest and is irrevocable until the termination of this Agreement.

(c)             If the Pledgor fails to perform any agreement or obligation contained herein, each Secured Party may perform, or cause performance of, such agreement or obligation, and the expenses of such Secured Party incurred in connection therewith shall be payable by the Pledgor pursuant to Section 11 hereof and shall be secured by the Pledged Collateral.

(d)             Other than the exercise of reasonable care to assure the safe custody of the Pledged Collateral while held hereunder, no Secured Party shall have any duty or liability to preserve rights pertaining thereto and shall be relieved of all responsibility for the Pledged Collateral upon surrendering it or tendering surrender of it to any of the Pledgor. Each Secured Party shall be deemed to have exercised reasonable care in the custody and preservation of the Pledged Collateral in its possession if the Pledged Collateral is accorded treatment substantially equal to that which such Secured Party accords its own property, it being understood that no Secured Party shall have responsibility for (i) ascertaining or taking action with respect to calls, conversions, exchanges, maturities, tenders or other matters relating to any Pledged Collateral, whether or not such Secured Party has or is deemed to have knowledge of such matters, or (ii) taking any necessary steps to preserve rights against any parties with respect to any Pledged Collateral. Each Secured Party agrees that, with respect to any Pledged Collateral at any time or times in its possession and in which any other Secured Party has a Lien, the Secured Party in possession of any such Pledged Collateral shall be the bailee of each other Secured Party solely for purposes of perfecting (to the extent not otherwise perfected) each other Secured Party’s Lien in such Pledged Collateral, provided that no Secured Party shall be obligated to obtain or retain possession of any such Pledged Collateral. Without limiting the generality of the foregoing, Secured Parties and Pledgor hereby agree that any Secured Party that is in possession of any Pledged Collateral at such time as the Secured Obligations owing to such Secured Party have been paid in full may deliver such Pledged Collateral to the Company or, if requested by any Secured Party prior to such delivery, may deliver such Pledged Collateral (unless otherwise restricted by applicable law or court order and subject in all events to the receipt of an indemnification of all liabilities arising from such delivery) to the requesting Secured Party, without recourse to or representation or warranty by the Secured Party in such possession. No later than the third business day after the Company’s receipt of such Pledged Collateral, the Company shall deliver to each Secured Party with Secured Obligations then outstanding the applicable Secured Party Pro Rata Amount of such Pledged Collateral.

(e)             The powers conferred on each Secured Party hereunder are solely to protect its interest in the Pledged Collateral and shall not impose any duty upon it to exercise any such powers. Except for the safe custody of any Pledged Collateral in its possession and the accounting for monies actually received by it hereunder, no Secured Party shall have any duty as to any Pledged Collateral or as to the taking of any necessary steps to preserve rights against prior parties or any other rights pertaining to any Pledged Collateral.

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(f)             Upon the occurrence and during the continuation of any Default or Event of Default, each Secured Party may at any time in its discretion (i) without notice to the Pledgor, transfer or register in the name of such Secured Party or any of its nominees any or all of the Pledged Collateral, subject only to the revocable rights of the Pledgor under Section 8(a) hereof, and (ii) exchange certificates or instruments constituting Pledged Collateral for certificates or instruments of smaller or larger denominations.

SECTION 10. Remedies Upon Default. If any Event of Default shall have occurred and be continuing:

(a)           Each Secured Party may exercise in respect of the Pledged Collateral, in addition to other rights and remedies provided for herein or otherwise available to it, all of the rights and remedies of a secured party on default under the Code then in effect in the State of New York; and without limiting the generality of the foregoing and without notice except as specified below, sell the Pledged Collateral or any part thereof in one or more parcels at public or private sale, at any exchange or broker’s board or elsewhere, at such price or prices and on such other terms as such Secured Party may deem commercially reasonable. The Pledgor agrees that, to the extent notice of sale shall be required by law, at least ten (10) days’ notice to any of the Pledgor of the time and place of any public sale or the time after which any private sale is to be made shall constitute reasonable notification. No Secured Party shall be obligated to make any sale of Pledged Collateral regardless of notice of sale having been given. Each Secured Party may adjourn any public or private sale by such Secured Party from time to time by announcement at the time and place fixed therefor, and such sale may, without further notice, be made at the time and place to which it was so adjourned.

(b)           The Pledgor recognizes that it may be impracticable to effect a public sale of all or any part of the Pledged Shares or any other securities constituting Pledged Collateral and that each Secured Party may, therefore, determine to make one or more private sales of any such securities to a restricted group of purchasers who will be obligated to agree, among other things, to acquire such securities for its own account, for investment and not with a view to the distribution or resale thereof. The Pledgor acknowledges that any such private sale may be at prices and on terms less favorable to the seller than the prices and other terms which might have been obtained at a public sale and, notwithstanding the foregoing, agrees that such private sales shall be deemed to have been made in a commercially reasonable manner and that no Secured Party shall have any obligation to delay sale of any such securities for the period of time necessary to permit the issuer of such securities to register such securities for public sale under the Securities Act of 1933, as amended (the “Securities Act”). The Pledgor further acknowledges and agrees that any offer to sell such securities which has been (i) publicly advertised on a bona fide basis in a newspaper or other publication of general circulation in the financial community of New York, New York (to the extent that such an offer may be so advertised without prior registration under the Securities Act) or (ii) made privately in the manner described above to not less than fifteen (15) bona fide offerees shall be deemed to involve a “public disposition” for the purposes of Section 9-610 of the Code (or any successor or similar, applicable statutory provision) as then in effect in the State of New York, notwithstanding that such sale may not constitute a “public offering” under the Securities Act, and that any Secured Party may, in such event, bid for the purchase of such securities.

(c)          Any cash held by any Secured Party as Pledged Collateral and all cash proceeds received by such Secured Party in respect of any sale of, collection from, or other realization upon, all or any part of the Pledged Collateral shall be applied (after payment of any amounts payable to such Secured Party pursuant to Section 11 hereof) by such Secured Party against, all or any part of the Secured Obligations in such order as such Secured Party shall elect consistent with the provisions of the Securities Purchase Agreement.

(d)          In the event that the proceeds of any such sale, collection or realization are insufficient to pay all amounts to which any Secured Party is legally entitled, the Pledgor shall be jointly and severally liable for the deficiency, together with interest thereon at the highest rate specified in the Notes for interest on overdue principal thereof or such other rate as shall be fixed by applicable law, together with the costs of collection and the reasonable fees, costs and expenses of any attorneys employed by such Secured Party to collect such deficiency.

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SECTION 11.    Indemnity and Expenses.

(a)             The Pledgor hereby agrees to indemnify and hold each Secured Party (and all of its officers, directors, employees, attorneys, consultants) harmless from and against any and all claims, damages, losses, liabilities, obligations, penalties, fees, costs and expenses (including, without limitation, reasonable legal fees and disbursements of counsel) to the extent that they arise out of or otherwise result from this Agreement (including, without limitation, enforcement of this Agreement), except claims, losses or liabilities arising or resulting directly from such Person’s gross negligence or willful misconduct as determined by a court of competent jurisdiction.

(b)             The Pledgor shall be obligated for, and will upon demand pay to each Secured Party the reasonable amount of any and all out-of-pocket costs and expenses, including the reasonable fees and disbursements of such Secured Party’s counsel and of any experts which such Secured Party may incur in connection with (i) the preparation, negotiation, execution, delivery, recordation, administration, amendment, waiver or other modification or termination of this Agreement, (ii) the custody, preservation, use or operation of, or the sale of, collection from, or other realization upon, any Pledged Collateral, (iii) the exercise or enforcement of any of the rights of such Secured Party hereunder, or (iv) the failure by the Pledgor to perform or observe any of the provisions hereof.

SECTION 12. Notices, Etc. All notices and other communications provided for hereunder shall be in writing and shall be mailed (by certified mail, postage prepaid and return receipt requested), sent by Federal Express or other recognized courier service (return receipt requested), telecopied or delivered, if to the Pledgor, to him at the address specified in the Securities Purchase Agreement or if to the Secured Parties, to it at the address specified in the Securities Purchase Agreement; or as to either such Person at such other address as shall be designated by such Person in a written notice to such other Person complying as to delivery with the terms of this Section 12. All such notices and other communications shall be effective (i) if sent by certified mail, postage prepaid, return receipt requested, when received or three (3) Business Days after mailing, whichever first occurs, (ii) if telecopied, when transmitted and confirmation is received, provided same is on a Business Day and, if not, on the next Business Day or (iii) if delivered or sent by Federal Express or other recognized courier service (return receipt requested), upon delivery, provided same is on a Business Day and, if not, on the next Business Day.

SECTION 13. Security Interest Absolute. All rights of the Secured Parties, all Liens and all obligations of the Pledgor hereunder shall be absolute and unconditional irrespective of: (i) any lack of validity or enforceability of the Securities Purchase Agreement, the Notes or any other Transaction Document, (ii) any change in the time, manner or place of payment of, or in any other term in respect of, all or any of the Secured Obligations, or any other amendment or waiver of or consent to any departure from the Securities Purchase Agreement, the Notes or any other Transaction Document, (iii) any exchange or release of, or non-perfection of any Lien on any Collateral, or any release or amendment or waiver of or consent to departure from any guaranty, for all or any of the Secured Obligations, or (iv) any other circumstance which might otherwise constitute a defense available to, or a discharge of, the Pledgor in respect of the Secured Obligations (other than the payment in full of the Secured Obligations or complete conversion to equity securities of the Company of all indebtedness obligations owed by the Company to the Secured Parties under the Notes (including, without limitation, all principal, interest and fees related to the Notes)). All authorizations and agencies contained herein with respect to any of the Pledged Collateral are irrevocable and powers coupled with an interest.

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SECTION 14. Beneficial Ownership. Each Secured Party shall not have the right to exercise its rights under this Agreement and any such exercise shall be null and void and treated as if never made, to the extent that after giving effect to such exercise, such applicable Secured Party together with its other Attribution Parties collectively would beneficially own in excess of 4.99% (the “Maximum Percentage”) of the Common Shares outstanding immediately after giving effect to such exercise. For purposes of the foregoing sentence, the aggregate number of Common Shares beneficially owned by a Secured Party and its other Attribution Parties shall include the number of Common Shares held by such Secured Party and all its other Attribution Parties plus the number of Common Shares to be acquired by such Secured Party with respect to which the determination of such sentence is being made, but shall exclude the remaining Common Shares pledged to such Secured Party that are not then being acquired upon such Secured Party’s exercise of its right hereunder and any Common Shares which would be issuable upon (A) conversion of the remaining, nonconverted portion of the Note beneficially owned by such Secured Party or any its other Attribution Parties, (B) exercise or conversion of the unexercised or nonconverted portion of any other securities of the Company (including, without limitation, any convertible notes or convertible preferred shares or warrants, including, without limitation, the Warrants) beneficially owned by such Secured Party or any its other Attribution Party subject to a limitation on conversion or exercise analogous to the limitation contained in this Section 14. For purposes of this Section 14, beneficial ownership shall be calculated in accordance with Section 13(d) of the 1934 Act. For purposes of determining the number of outstanding Common Shares a Secured Party may acquire upon exercise of its rights hereunder at any time of determination without exceeding the Maximum Percentage, each Secured Party may rely on the number of outstanding Common Shares as reflected in (x) the Company’s most recent Annual Report on Form 20-F, Report of Foreign Issuer on Form 6-K or other public filing with the SEC, as the case may be, (y) a more recent public announcement by the Company or (z) any other written notice by the Company or the Transfer Agent, if any, setting forth the number of Common Shares outstanding (the “Reported Outstanding Share Number”). For any reason at any time, upon the written or oral request of a Secured Party, the Company shall within one (1) Business Day confirm orally and in writing or by electronic mail to such Secured party the number of Common Shares then outstanding. In the event that the exercise of rights by a Secured Party hereunder and transfer of Common Shares from the Pledgor to such Secured Party hereunder would result in such Secured Party and its other Attribution Parties being deemed to beneficially own, in the aggregate, more than the Maximum Percentage of the number of outstanding Common Shares (as determined under Section 13(d) of the 1934 Act), the transfer from the Pledgor to such Secured Party of such number of shares by which such Secured Party’s and its other Attribution Parties’ aggregate beneficial ownership exceeds the Maximum Percentage (the “Excess Shares”) shall be deemed null and void and shall be cancelled ab initio, and such Secured Party shall not have the power to vote or to transfer the Excess Shares. Upon delivery of a written notice to the Company, a Secured Party may from time to time increase (with such increase not effective until the sixty-first (61st) day after delivery of such notice) or decrease the Maximum Percentage to any other percentage not in excess of 9.99% as specified in such notice; provided that (i) any such increase in the Maximum Percentage will not be effective until the sixty-first (61st) day after such notice is delivered to the Company and (ii) any such increase or decrease will apply only to such Secured Party and its other Attribution Parties and not to any other Secured Party that is not an Attribution Party of such Secured Party. For purposes of clarity, the Common Shares in excess of the Maximum Percentage shall not be deemed to be beneficially owned by such Secured Party for any purpose including for purposes of Section 13(d) or Rule 16a-1(a)(1) of the 1934 Act. No prior inability of a Secured Party to exercise its rights hereunder and acquire any Common Shares from the Pledger to such Secured Party pursuant to this paragraph shall have any effect on the applicability of the provisions of this paragraph with respect to any subsequent determination of transferability. The provisions of this paragraph shall be construed and implemented in a manner otherwise than in strict conformity with the terms of this Section 14 to the extent necessary to correct this paragraph (or any portion of this paragraph) which may be defective or inconsistent with the intended beneficial ownership limitation contained in this Section 14 or to make changes or supplements necessary or desirable to properly give effect to such limitation. The limitation contained in this paragraph may not be waived and shall apply to a successor Secured Party.

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SECTION 15. Acknowledgment.

(a)           Each Secured Party hereby agrees and acknowledges that no other Secured Party has agreed to act for it as an administrative or collateral agent, and each Secured Party is and shall remain solely responsible for the attachment, perfection and priority of all Liens created by this Agreement or any other Security Document in favor of such Secured Party. No Secured Party shall have by reason of this Agreement or any other Transaction Document an agency or fiduciary relationship with any other Secured Party. No Secured Party (which term, as used in this sentence, shall include reference to each Secured Party’s officers, directors, employees, attorneys, agents and affiliates and to the officers, directors, employees, attorneys and agents of such Secured Party’s affiliates) shall: (i) have any duties or responsibilities except those expressly set forth in this Agreement and the other Security Documents or (ii) be required to take, initiate or conduct any enforcement action (including any litigation, foreclosure or collection proceedings hereunder or under any of the other Security Documents). Without limiting the foregoing, no Secured Party shall have any right of action whatsoever against any other Secured Party as a result of such Secured Party acting or refraining from acting hereunder or under any of the Security Documents except as a result and to the extent of losses caused by such Secured Party’s actual gross negligence or willful misconduct. No Secured Party assumes any responsibility for any failure or delay in performance or breach by the Pledgor or any Secured Party of its obligations under this Agreement or any other Transaction Document. No Secured Party makes to any other Secured Party any express or implied warranty, representation or guarantee with respect to any Secured Obligations, Pledged Collateral, Transaction Document or the Pledgor. No Secured Party nor any of its officers, directors, employees, attorneys or agents shall be responsible to any other Secured Party or any of its officers, directors, employees, attorneys or agents for: (i) any recitals, statements, information, representations or warranties contained in any of the Transaction Documents or in any certificate or other document furnished pursuant to the terms hereof; (ii) the execution, validity, genuineness, effectiveness or enforceability of any of the Transaction Documents; (iii) the validity, genuineness, enforceability, collectability, value, sufficiency or existence of any Pledged Collateral, or the attachment, perfection or priority of any Lien therein; or (iv) the assets, liabilities, financial condition, results of operations, business, creditworthiness or legal status of the Pledgor. No Secured Party nor any of its officers, directors, employees, attorneys or agents shall have any obligation to any other Secured Party to ascertain or inquire into the existence of any default or Event of Default, the observance or performance by the Pledgor of any of the duties or agreements of the Pledgor under any of the Transaction Documents or the satisfaction of any conditions precedent contained in any of the Transaction Documents.

(b)           Each Secured Party hereby acknowledges and represents that it has, independently and without reliance upon any other Secured Party, and based upon such documents, information and analyses as it has deemed appropriate, made its own credit analysis of the Pledgor and the Company and its own decision to enter into the Transaction Documents and to purchase the Notes and Warrants, and each Secured Party has made such inquiries concerning the Transaction Documents, the Pledged Collateral, the Company and the Pledgor as such Secured Party feels necessary and appropriate, and has taken such care on its own behalf as would have been the case had it entered into the Transaction Documents without any other Secured Party. Each Secured Party hereby further acknowledges and represents that the other Secured Parties have not made any representations or warranties to it concerning the Pledgor, any of the Pledged Collateral or the legality, validity, sufficiency or enforceability of any of the Transaction Documents. Each Secured Party also hereby acknowledges that it will, independently and without reliance upon the other Secured Parties, and based upon such financial statements, documents and information as it deems appropriate at the time, continue to make and rely upon its own credit decisions in taking or refraining to take any other action under this Agreement or the Transaction Documents. No Secured Party shall have any duty or responsibility to provide any other Secured Party with any notices, reports or certificates furnished to such Secured Party by the Pledgor or any credit or other information concerning the affairs, financial condition, business or assets of the Company (or any of its affiliates) or any Pledgor which may come into possession of such Secured Party

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SECTION 16. Miscellaneous.

(a)            No amendment of any provision of this Agreement shall be effective unless it is in writing and signed by the Pledgor and the Required Holders, and no waiver of any provision of this Agreement, and no consent to any departure by the Pledgor therefrom, shall be effective unless it is in writing and signed by the Required Holders, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

(b)            No failure on the part of any Secured Party to exercise, and no delay in exercising, any right hereunder or under any other Transaction Document shall operate as a waiver thereof; nor shall any single or partial exercise of any such right preclude any other or further exercise thereof or the exercise of any other right. The rights and remedies of the Secured Parties provided herein and in the other Transaction Documents are cumulative and are in addition to, and not exclusive of, any rights or remedies provided by law. The rights of the each Secured Party under any Transaction Document against any party thereto are not conditional or contingent on any attempt by such Secured Party to exercise any of its rights under any other Transaction Document against such party or against any other Person.

(c)            Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining portions hereof or affecting the validity or enforceability of such provision in any other jurisdiction.

(d)            This Agreement shall create a continuing security interest in and Lien on the Pledged Collateral and shall (i) remain in full force and effect until the termination of this Agreement in accordance with the terms hereof and (ii) be binding on the Pledgor and his heirs and assigns and shall inure, together with all rights and remedies of each Secured Party and its successors, transferees and assigns. Without limiting the generality of clause (ii) of the immediately preceding sentence, each Secured party may assign or otherwise transfer its rights and obligations under this Agreement and any other Transaction Document to any other Person pursuant to the terms of the Securities Purchase Agreement, and such other Person shall thereupon become vested with all of the benefits in respect thereof granted to such Secured Party herein or otherwise. Upon any such assignment or transfer, all references in this Agreement to such Secured Party shall mean the assignee of such Secured Party. None of the rights or obligations of the Pledgor hereunder may be assigned or otherwise transferred without the prior written consent of the Required Holders, and any such assignment or transfer without such consent shall be null and void.

(e)            Notwithstanding anything to the contrary in this Agreement, (i) this Agreement (along with all powers of attorney granted hereunder) and the security interests and Lien created hereby shall terminate and all rights to the Pledged Collateral shall revert to the Pledgor upon the repayment in full and/or complete conversion to equity securities of the Company of all indebtedness obligations owed by the Company to the Secured Parties under the Notes (including, without limitation, all principal, interest and fees related to the Notes), and (ii) the Secured Parties will, upon the Pledgor’s request and at the Pledgor’s expense, (A) return to the Pledgor such of the Pledged Collateral (to the extent delivered to such Secured Party) as shall not have been sold or otherwise disposed of or applied pursuant to the terms hereof, and (B) execute and deliver to the Pledgor, without recourse, representation or warranty, such documents as the Pledgor shall reasonably request to evidence such termination.

(f)             The internal laws, and not the laws of conflicts, of the State of New York shall govern the enforceability and validity of this Agreement, the construction of its terms and the interpretation of the rights and duties of the parties, except as required by mandatory provisions of law and except to the extent that the validity and perfection or the perfection and the effect of perfection or non-perfection of the security interest and Lien created hereby, or remedies hereunder, in respect of any particular Pledged Collateral are governed by the law of a jurisdiction other than the State of New York.

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(g)            Each party to this Agreement hereby irrevocably and unconditionally submits, for itself and its property, to the exclusive jurisdiction of the United States District Court for the Southern District of New York sitting in Manhattan or the Commercial Division, Civil Branch of the Supreme Court of the State of New York sitting in New York County in connection with any suit, action or proceeding directly or indirectly arising out of, under or in connection with this Agreement or the other Transaction Documents or the transactions contemplated hereby or thereby. No party to this Agreement may move to (i) transfer any such suit, action or proceeding brought in such New York court or federal court to another jurisdiction, (ii) consolidate any such suit, action or proceeding brought in such New York court or federal court with a suit, action or proceeding in another jurisdiction or (iii) dismiss any such suit, action or proceeding brought in such New York court or federal court for the purpose of bringing the same in another jurisdiction. Each party to this Agreement agrees that a final judgment in any such suit, action or proceeding shall be conclusive and may be enforced in any other jurisdiction by suit on the judgment or in any other manner provided by law. Each party to this Agreement hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement, or the other Transaction Documents in any New York court sitting in New York County or any federal court sitting in the Southern District of New York.

(h)            The Company hereby appoints [                          ], as its agent for service of process in New York. Nothing contained herein shall affect the right of each Secured Party to serve process in any other manner permitted by law or commence legal proceedings or otherwise proceed against the Pledgor or any property of the Pledgor in any other jurisdiction.

(i)              The Pledgor irrevocably and unconditionally waives any right he may have to claim or recover in any legal action, suit or proceeding referred to in this Section any special, exemplary, punitive or consequential damages.

(j)              EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY SUIT, ACTION OR PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT OR OTHER TRANSACTION DOCUMENTS.

(k)             The headings herein are for convenience only, do not constitute a part of this Agreement and shall not be deemed to limit or affect any of the provisions hereof. The language used in this Agreement will be deemed to be the language chosen by the parties to express their mutual intent, and no rules of strict construction will be applied against any party.

(l)              This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which shall be deemed to be an original, but all of which taken together shall constitute one and the same agreement.

[Signature Page Follows]

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IN WITNESS WHEREOF, the Pledgor, the Company and the Secured Parties have executed and delivered this Agreement as of the date first above written.

PLEDGOR:

FAN ZHOU

By:
Name: Title:

IN WITNESS WHEREOF, the Pledgor, the Company and the Secured Parties have executed and delivered this Agreement as of the date first above written.

SECURED PARTY:

[BUYER]

By:
Name: Title:

IN WITNESS WHEREOF, the Pledgor, the Company and the Secured Parties have executed and delivered this Agreement as of the date first above written.

SECURED PARTY:

[OTHER BUYERS]

By:
Name: Title:

SCHEDULE I TO PLEDGE AGREEMENT

Pledged Shares

Pledgor	Name of Issuer	Number of Shares	% of Shares	Class	Secured Party to Initially Hold Certificate with respect to such Pledged Shares

Fan Zhou	Visionary Education Technology Holdings Group Inc.	[3,620,378]		Common Shares

ANNEX I

TO

PLEDGE AGREEMENT

PLEDGE AMENDMENT

This Pledge Amendment, dated ●, 20●, is delivered pursuant to Section 4 of the Pledge Agreement referred to below. The undersigned hereby agrees that this Pledge Amendment may be attached to the Amended and Restated Pledge Agreement, dated as of July __, 2010, made by ___________ in favor of the secured parties signatory thereto (the “Secured Parties”) as it may heretofore have been or hereafter may be amended or otherwise modified or supplemented from time to time and that the promissory notes [and/or] shares or other equity interests listed on this Pledge Amendment shall be hereby pledged and assigned to the Secured Parties and become part of the Pledged Collateral referred to in such Pledge Agreement and shall secure all of the obligations referred to in such Pledge Agreement.

Pledged Shares

Pledgor	Name of Issuer	Number of Shares or	Class	Certificate No(s)
Other Equity Interests

[PLEDGOR]

By:
[SHAREHOLDER]